UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2011
BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-14959	39-0971239

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6555 West Good Hope Road Milwaukee, Wisconsin	53223

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 358-6600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On March 30, 2011, Brady Corporation (the “Company”) issued a press release announcing that Stephen Millar has been appointed President — Brady Asia-Pacific, effective as of April 1, 2011. Mr. Millar, 50, joined the Company in 1999 and has held a variety of leadership positions at the Company. Mr. Millar currently serves as the MRO Director of the Asia-Pacific region. Mr. Millar has no family relationships with any director or executive officer of the Company, nor is he a party to any related party transactions with the Company. Pursuant to the Company’s Bylaws, Mr. Millar will serve in his executive position at the discretion of the Company’s Board of Directors. Mr. Millar will be eligible to participate in the Company’s equity incentive and other benefit plans on a basis similar to other executive officers.
Following Mr. Millar’s appointment, Allan J. Klotsche, who previously served as President — Brady Asia-Pacific and who remained in that position while a search for his successor was conducted, will remain Senior Vice President — Human Resources, a position he was named to on October 22, 2010.
A copy of the press release announcing Mr. Millar’s appointment is being provided to the Securities and Exchange Commission as Exhibit 99.1 attached herewith and is incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99.1	Press Release of Brady Corporation, dated March 30, 2011, announcing Stephen Millar as the Company’s President — Brady Asia-Pacific.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION
Date: April 1, 2011	/s/ Thomas J. Felmer
Thomas J. Felmer
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press Release of Brady Corporation, dated March 30, 2011, announcing Stephen Millar as the Company’s President — Brady Asia-Pacific.